Exhibit 4.1
[CONFORMED AS EXECUTED]
INCREMENTAL COMMITMENT AGREEMENT
September 18, 2007
Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490S
Las Vegas, Nevada 89109
re Incremental Commitment
Gentlemen:
     Reference is hereby made to the Credit Agreement, dated as of November 10, 2005 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Ameristar Casinos, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, N.A., as Syndication Agent (the “Syndication Agent”), Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., as Joint Lead Arrangers (the “Lead Arrangers”), and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.
     Each Lender (each an “Incremental Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Commitment(s) set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its “Incremental Commitment”). Each Incremental Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 1.14 thereof.
     Each Incremental Lender acknowledges and agrees that the Incremental Commitments provided pursuant to this Agreement, in the aggregate amount as set forth on Annex I hereto, shall constitute Revolving Loan Commitments under the Credit Agreement for Revolving Loans increasing the amount of the Revolving Loan Commitments in effect immediately prior to the effectiveness of this Agreement.
     Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Commitment provided pursuant to this Agreement.
     Each Incremental Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents.
     This Agreement, and the Incremental Commitments provided hereunder, shall become effective on the date (the “Agreement Effective Date”) upon which (i) all of the conditions set forth in paragraph 2 of Annex I hereto are satisfied and (ii) the execution and delivery to the Administrative Agent of a counterpart of this Agreement by the Administrative Agent, each Incremental Lender, the Borrower and each Guarantor. Upon such Agreement Effective Date, (x) the Administrative Agent shall provide prompt written notice of the occurrence of the Agreement Effective Date to the Borrower and the Lenders (which shall, as to the occurrence of the Agreement Effective Date, be conclusive and binding on all parties) and (y) each Incremental Lender party hereto shall become a Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.
     The Borrower hereby acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Commitments provided hereby, including, without limitation, any Loans made pursuant thereto and (ii) all such Obligations shall be secured by the Collateral under, and be entitled to the benefits of, the Security Documents.
     Each Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Commitment(s) provided hereby and any Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the respective Guaranty in accordance with the terms and provisions thereof and (ii) be secured by the Collateral under and be entitled to the benefits of the Security Documents.
     You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on September 18, 2007. If you do not so accept this Agreement by such time, your Incremental Commitments set forth in this Agreement shall be deemed cancelled.
     After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the

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Credit Agreement. This Agreement shall be deemed a Credit Document as defined in, and pursuant to, the Credit Agreement.
     In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.
     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Very truly yours,

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DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent
By:	/s/ Mary Kay Coyle
Title: Director

By:	/s/ Susan LeFevre
Title: Director

SIGNATURE PAGE TO THE INCREMENTAL COMMITMENT AGREEMENT DATED AS OF SEPTEMBER 18, 2007, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ MaryKay Coyle
Title: Managing Director

By:	/s/ J.T. Coe
Title: Managing Director

NAME OF INSTITUTION: WACHOVIA BANK, National Association
By:	/s/ G. Lee Wagner, Jr.
Title: Vice President

NAME OF INSTITUTION: US BANK NATIONAL ASSOCIATION
By:	/s/ Jennifer Mesa
Title: Vice President

Ameristar Incremental Commitment 2007

NAME OF INSTITUTION: BANK OF SCOTLAND PLC, New York Branch
By:	/s/ Joseph Fratus
Title: First Vice President

NAME OF INSTITUTION: FIRST BANK
By:	/s/ Edward L. Dehner
Title: Assistant Vice President

NAME OF INSTITUTION: NATIXIS (formerly known as NATEXIS BANQUES POPULAIRES)
By:	/s/ Peyman Parhami
Title: Director

By:	/s/ Mark A. Harrington
Title: Senior Managing Director

NAME OF INSTITUTION: BNP PARIBAS
By:	/s/ Janice S. H. Ho
Title: Managing Director

By:	/s/ Charles C. Jou
Title: Vice President

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NAME OF INSTITUTION: RAYMOND JAMES BANK, FSB
By:	/s/ Andrew D. Hahn
Title: Vice President

NAME OF INSTITUTION: SOVEREIGN BANK
By:	/s/ Chris D. Wolfslayer
Title: Senior Vice President

NAME OF INSTITUTION: COMMERZBANK AG, New York and Grand Cayman Branches
By:	/s/ Christian Jagenberg
Title: SVP and Manager

By:	/s/ Werner Schmidbauer
Title: SVP

NAME OF INSTITUTION: WELLS FARGO BANK, N.A.
By:	/s/ James Neil
Title: Vice President

NAME OF INSTITUTION: BANK OF AMERICA, N.A.
By:	/s/ Brian D. Corum
Title: Senior Vice President

NAME OF INSTITUTION: CAPITAL ONE, N.A.
By:	/s/ Jennifer Elliott
Title: Vice President

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Agreed and Accepted this 18th day of September, 2007: AMERISTAR CASINOS, INC.
By:	/s/ Peter C. Walsh
Title: Senior Vice President and General Counsel

Each Guarantor acknowledges and agrees to the foregoing provisions of this Incremental Commitment Agreement, specifically including the acknowledgments and agreements made by it pursuant to the eighth paragraph of the Agreement.

AMERISTAR CASINO VICKSBURG, INC.,
AMERISTAR CASINO COUNCIL BLUFFS, INC.,
CACTUS PETE’S, INC.,
A.C. FOOD SERVICES, INC.,
AMERISTAR CASINO ST. LOUIS, INC.,
AMERISTAR CASINO KANSAS CITY, INC.,
AMERISTAR CASINO ST. CHARLES, INC.,
AMERISTAR CASINO LAS VEGAS, INC.
AMERISTAR CASINO BLACK HAWK, INC.
RICHMOND STREET DEVELOPMENT, INC.,
AMERISTAR EAST CHICAGO HOLDINGS, LLC
     each as a Guarantor

By:	/s/ Peter C. Walsh
Title: Vice President

Ameristar Incremental Commitment 2007

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ANNEX I TO INCREMENTAL
COMMITMENT AGREEMENT
DATED SEPTEMBER 18, 2007
TERMS AND CONDITIONS FOR
INCREMENTAL COMMITMENT AGREEMENT
1.	INCREMENTAL COMMITMENTS

Amount of Revolving
Name of Lender	Loan Commitment

Deutsche Bank Trust Company Americas	$83,000,000
Wachovia Bank, National Association	$83,000,000
Wells Fargo Bank, N.A.	$83,000,000
Bank of America. N.A.	$83,000,000
Bank of Scotland	$100,000,000
US Bank National Association	$50,000,000
Raymond James Bank, FSB	$40,000,000
Sovereign Bank	$30,000,000
Commerzbank AG, New York and Grand Cayman Branches	$20,000,000
Capital One	$10,000,000
First Bank	$10,000,000
Natixis	$5,000,000
BNP Paribas	$3,000,000
Total	$600,000,000

2.	CONDITIONS PRECEDENT
     In addition to the conditions set forth above, the effectiveness of this Agreement and the Incremental Commitments provided thereunder are subject to satisfaction of the following conditions:
     (i) the structure and all terms of, and the documentation for, the RIH Acquisition shall have been consummated in accordance with the Purchase Agreement, dated as of April 3, 2007, by and between Resorts International Holdings LLC and the Borrower, as the same may be modified or amended from time to time; provided that, any such modification or amendment that is materially adverse to the interests of the Lender shall require the consent of the Administrative Agent;

     (ii) no Default or Event of Default shall have occurred and be continuing and all representations and warranties contained in the Credit Agreement or any other Credit Document are true and correct in all material respects;
     (iii) all necessary and material governmental (domestic and foreign) approvals and/ or consents in connection with the RIH Acquisition and the incurrence of Loans made pursuant to the Incremental Commitments shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon the consummation of the RIH Acquisition. In addition, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the incurrence of the Loans shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the RIH Acquisition or the Loans or the transactions contemplated herein;
     (iv) since December 31, 2006, nothing shall have occurred (and the Administrative Agent shall not have become aware of any facts or conditions not previously known) which the Administrative Agent shall determine has had, or could reasonably be expected to have, a Material Adverse Effect (both before and immediately after giving pro forma effect to the RIH Acquisition);
     (v) no litigation by any entity (private or governmental) shall be pending or threatened with respect to the RIH Acquisition or any documentation executed in connection therewith, or which the Administrative Agent shall determine has had, or could reasonably be expected to have, a Material Adverse Effect (both before and immediately after giving pro forma effect to the RIH Acquisition);
     (vi) the Administrative Agent shall have received (i) from Gibson, Dunn & Crutcher LLP, special counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Agreement Effective Date, which shall be in form and substance reasonably satisfactory to the Administrative Agent, (ii) from Bingham McHale LLP, special Indiana counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover the perfection of the security interests granted pursuant to the Mortgage, Indiana Gaming Regulations and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (iii) from Brownstein Hyatt Farber Schreck, P.C., special Nevada counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders, and (iv) from Royston, Rayzor, Vickery & Williams, L.L.P., special maritime counsel to the Administrative Agent, an opinion addressed to the Administrative Agent and each of the Lenders, which shall be in form and substance reasonably satisfactory to the Administrative Agent;
     (vii) all costs, fees, expenses (including, without limitation, reasonable legal fees and expenses) to the extent then due and other compensation contemplated hereby,

payable to the Lenders or the Administrative Agent shall have been paid to the extent due; and
     (viii) the Administrative Agent shall have received a certificate in the form of Exhibit A attached hereto from the chairman of the board, president, any vice president, the treasurer, any other financial officer or an authorized manager of the Borrower, dated the Agreement Effective Date, certifying that (i) the conditions set forth in this paragraph 2 (excluding any items to be determined by the Administrative Agent) have been satisfied and (ii) the Purchase Agreement, dated as of April 3, 2007, by and between Resorts International Holdings, LLC and the Borrower and all amendments thereto are in full force and effect.
     (ix) the Borrower shall, or cause its Subsidiaries to amend each Mortgage and each Ship Mortgage in a manner reasonably satisfactory in form and substance to the Administrative Agent to secure the Obligations with respect to the Incremental Commitment provided hereby and any Loans made pursuant thereto;
     (x) the Borrower shall, or cause its Subsidiaries to update all Mortgage policies, the endorsement thereto being subject to the mortgagee’s reasonable approval;
     (xi) the Borrower shall, or cause its Subsidiaries to obtain and deliver to the Administrative Agent any and all consents from or notices to third parties (including, without limitation, tenants and Gaming Authorities, as applicable) necessary to borrow under the Incremental Commitments and to consummate the RIH Acquisition;
     (xii) the Borrower shall, or shall cause its Subsidiaries to deliver to the Collateral Agent (A) a Mortgage covering all real property acquired pursuant to the RIH Acquisition (the “RIH Property”), (B) a Mortgage Policy for the RIH Property, (C) flood insurance covering the RIH Property, by an insurer reasonably satisfactory to the Collateral Agent and in an amount reasonably satisfactory to the Administrative Agent, (D) an ALTA survey of the RIH Property certified to the Collateral Agent, (E) copies of all leases affecting the RIH Property together with fully executed Subordination, Non-Disturbance and Attornment Agreements, in form and substance satisfactory to the Collateral Agent, if requested by the Collateral Agent, and (F) a landlord waiver consent satisfactory in form and substance to the Collateral Agent;
3.	COMMITMENT TERMINATION
     The commitment of each Incremental Lender under this Agreement shall terminate on October 31, 2007 unless the RIH Acquisition has been consummated. The Borrower shall have the right, at any time upon written notice to the Administrative Agent, to terminate the commitment of the Incremental Lenders under this Agreement.
4.	MISCELLANEOUS
     The Borrower agrees to pay all reasonable out-of-pocket costs and expenses in connection with the negotiation and execution of the amendments to the Mortgages, Ship Mortgages, deeds of trust and any and all other agreements and documents relating to the Real

Property or the Ship Property, including, without limitation, recordation and filing fees, taxes, reasonable attorneys’ fees and expenses, and, to the extent incurred in connection with updating the Mortgage Policies, charges for title examination and title insurance premiums. In addition, the Borrower acknowledges that certain notice filings with respect to this Agreement need to be completed pursuant to the Gaming Regulations applicable to the Borrower and its Subsidiaries. The Borrower agrees to complete all such filings, and to cause its Subsidiaries to complete such filings, in a timely manner and to notify the Administrative Agent upon the completion thereof.

EXHIBIT A
INCREMENTAL COMMITMENT AGREEMENT OFFICER’S CERTIFICATE
     I, the undersigned, [Authorized Officer] of AMERISTAR CASINOS, INC., a corporation organized and existing under the laws of the State of Nevada (the “Company”), do hereby certify on behalf of the Company that:
     1. This Certificate is furnished pursuant to (x) paragraph 2(viii) of Annex I to the Incremental Commitment Agreement, dated as of September 18, 2007, among the Borrower, [_______________], as Incremental Lender and the Administrative Agent and the Subsidiary Guarantors named therein (the “Incremental Commitment Agreement”) and (y) Section 8.13(a)(vii) of the Credit Agreement (as defined in the Incremental Commitment Agreement). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Incremental Commitment Agreement.
     2. On the date hereof, all of the conditions set forth in Section 2(i), 2(ii), 2(iii), 2(iv), 2(v) and 2(xi) of Annex I to the Incremental Commitment Agreement (excluding any items to be determined by the Administrative Agent) have been satisfied.
     3. Attached hereto as Annex A is a true and correct copy of the Purchase Agreement, dated as of April 3, 2007, by and between Resorts International Holdings, LLC. and Ameristar Casinos, Inc. and all amendments thereto, which is in full force and effect.
     4. The requirements set forth in Section 8.13(i) through (vi) of the Credit Agreement have been met.
     5. Attached hereto as Annex 1 are calculations showing compliance by the Borrower with the covenants contained in Sections 9.08, 9.09 and 9.10, on a Pro Forma Basis giving effect to the RIH Acquisition as if it had occurred on the first day of the relevant calculation period.
     6. The consideration paid for the RIH Acquisition is $[____________].

ANNEX I
[CALCULATIONS]

     IN WITNESS WHEREOF, I have hereunto on behalf of the Company set my hand this ___day of September, 2007.

AMERISTAR CASINOS, INC.
By:
Name:
Title:

Ameristar Incremental Commitment 2007